Exhibit 99.1

NEWS RELEASE

Media Contact:	WORLDWIDE LEADER IN BEARINGS AND STEEL
Denise L. Bowler
Manager — Associate & Financial Communications
(330) 471-3485
www.timken.com/media

Investor Contact:
Kevin R. Beck
Manager — Investor Relations
(330) 471-7181

Timken Increases 2004 Earnings Estimate;
Company to Announce 2004 Results February 1

     Canton, OH — January 13, 2005 — The Timken Company (NYSE: TKR) announced today it is increasing its 2004 earnings estimate, excluding special items, to $1.30 to $1.35 per diluted share, compared to its previous estimate of $1.20 to $1.25. The company estimates fourth quarter earnings of $0.39 to $0.44 per diluted share, excluding special items, an increase of $0.10 from its prior estimate. The company noted that strong end markets benefiting the Steel and Industrial Groups, increased productivity and material cost recovery are benefiting the bottom line at a faster pace than previously anticipated.

     James W. Griffith, president and CEO, said: “2004 was a good year, with the continuing strength of the global economic upturn fueling demand for our products. The foundation we have laid with aggressive actions, including the Torrington acquisition and material cost recovery efforts, have enabled us to leverage the increased volume.”

     The company will announce its 2004 annual and fourth quarter financial results and provide its outlook for 2005 on February 1, 2005, before the opening of the New York Stock Exchange. The

THE TIMKEN COMPANY	Denise L. Bowler Mail Code: GNW-37 1835 Dueber Avenue, S.W. P.O. Box 6932 Canton, OH 44706-0932 U.S.A. Telephone: (330) 471-3485 Facsimile: (330) 471-4118 e-mail: denise.bowler@timken.com	Kevin R. Beck Mail Code: GNE-26 1835 Dueber Avenue, S.W. P.O. Box 6928 Canton, OH 44706-0928 U.S.A. Telephone: (330) 471-7181 Facsimile: (330) 471-2797 e-mail: kevin.beck@timken.com financial results will be available through the Internet at www.timken.com. The company will host a conference call that day for investors and securities analysts to discuss the financial results.

Conference Call:	Tuesday, February 1, 2005 2:00 p.m. Eastern Time

All Callers	Live Dial-In: 706-634-0975 (Call in 10 minutes prior to be included) Replay Dial-In through February 7, 2005: 706-645-9291 Conference ID: 3243197

Live Webcast:	www.timken.com

Certain statements in this news release (including statements regarding the Company’s forecasts, beliefs and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: uncertainties in both timing and amount, if any, of actual benefits realized through the integration of Torrington with Timken’s operations and the timing and amount of the resources required to achieve those results; the Company’s ability to mitigate the impact of higher material costs through surcharges and/or price increases; and the impact on operations of general economic conditions, higher raw material and energy costs, fluctuations in customer demand and the Company’s ability to achieve the benefits of its ongoing programs, including the implementation of its manufacturing transformation and rationalization activities. These and additional factors are described in greater detail in the Company’s Prospectus Supplements dated February 11, 2003 and October 15, 2003 relating to the offerings of the Company’s common stock, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, in the Company’s 2003 Annual Report, page 58, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company undertakes no obligation to update or revise any forward-looking statement.

Reconciliation of Earnings Estimates. Estimated net income per share for the fourth quarter and the full year excludes special items. Examples of such special items include integration/reorganization, impairment and restructuring expenses. It is not possible to identify the amount or significance of these special items at this time.

THE TIMKEN COMPANY